Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Komag, Incorporated for the registration of 3,234,940 shares of its Common Stock and to the incorporation by reference therein of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 3, 1999.


                                               /s/ Ernst & Young LLP



San Jose, California

December 16, 1999


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